EXCLUSIVE AGREEMENT FOR DISTRIBUTORSHIP
                                   BETWEEN
                    N. HAVEN GROUP INTERNATIONAL CO. LTD.
                               AND THE COMPANY
                           DATED NOVEMBER 17, 1995
                                  (THAILAND)

Friday, November 17, 1995



Mr. Pongsak Pongtaveevirat
Mr. Kovit Kovitlavakul
Mr. Chaiyakorn Pleomcharoenkit                  EXCLUSIVE AGREEMENT
N. Haven Group International Co. Ltd.           FOR DISTRIBUTORSHIP IN
48/3 Sirinthorn Road                            IN THAILAND DATED
Bangplad                                        NOVEMBER 17, 1995
Bangkok 10700, Thailand

Dear Sirs:

This Agreement is made between N. Haven Group International Co. Ltd. and TF Purifiner, Inc. It is agreed that TF Purifiner, Inc. U.S.A. will only appoint the above company as its exclusive Distributor of the Purifiner Products for Thailand for a period of one year. Upon return to Thailand, N. Haven Group International Co. Ltd. will register the name "TF Purifiner (Thailand) Company, Limited". In October of 1996, N. Haven Group International Co. Ltd. will submit a marketing plan for the markets it wishes to cover with minimum quantities for each of the markets.

The following are the markets:

            1)    Marine
            2)    Industrial - Hydraulic - Fork Lifts - Cranes, etc.
            3)    Construction Equipment
            4)    Trucks
            5)    Buses
            6)    Automobiles

The above will exclude Military and Original Equipment Manufacturers (OEM's) such as engine companies, trucking, buses, automobiles, etc. that is made in Thailand. If OEM are obtained and serviced by distributor than TF Purifiner, Inc. will pay a reasonable commission to the Distributor. In addition, TF Purifiner, Inc. cannot control any manufacturer that has TF Purifiner units installed outside of Thailand and exported to Thailand.

For the above, the Distributor will purchase (on November 17, 1995) twenty-five thousand dollars U.S. of TF Purifiner products with payment made by check to TF Purifiner upon placing of order which will be for the first six months of the contract. On May 17, 1996 and August 17, 1996, an additional purchase of not




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less than  $25,000 and $30,000,  respectively,  will be ordered and paid for via wire transfer.

This agreement will become null and void should money for each shipment not be wire transferred into the account of TF Purifiner, Inc. by the following dates:
November 17, 1995,  May 17, 1996 and August 17, 1996.  Banking  information  for
wire transfer is as follows: [     ]

If, within three months of the date of this letter, the above company does not wish to proceed. TF Purifiner will refund the sum of approximately eleven thousand dollars ($11,000.00 USD). This amount of $11,000.00 is the difference between $25'000.00 and the amount of the order given on November 17, 1995. Distributor shall notify TF Purifiner Inc. via facsimile should they wish to discontinue this agreement. Upon discontinuance of this agreement, the name of TF Purifiner (Thailand) Company Limited will be assigned to TF Purifiner, Inc.
(USA) or its designee.

Should any dispute arise as to contents of contract, it shall be construed by Florida Law USA. The dispute shall be by arbitration by the American Arbitration Board of not less than three arbitrators. The decision will be final and all legal costs will be paid by the loser of said arbitration.

Accepted and Agreed by:



------------------------------            ------------------------------
Richard C. Ford, President                Mr. Pongsak Pongtaveevirat for
TF Purifiner, Inc.                        N. Haven Group International
                                          Co. Ltd.

------------------------------            ------------------------------
Date                                      Date

------------------------------            ------------------------------
Mr. Kovit Kovitlavakul for                Mr. Chaiyakorn Pleomcharoenkit
N. Haven Group International              for N. Haven Group International
Co. Ltd.                                  Co. Ltd.

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Date                                      Date